Exhibit 10.40

RELOCATION REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is entered into this 26th day of December,  2007 between American International Relocation Solutions, LLC (“BUYER”), a Pennsylvania limited liability company having its principal office at Park West Two, 6th Floor, 2000 Cliff Mine Road, Pittsburgh, PA 15275, and John V. Howard and Val M. Howard (“SELLER”), an individual or individuals having a mailing address of 714 Avila Drive, Davidsonville, MD 21035.

I. PREMISES

A. SELLER is the owner of certain real estate located at 714 Avila Drive, Davidsonville, MD 21035, having erected thereon a personal residence, as more specifically described in paragraph 1 and Appendix A hereto.

B. SELLER is an employee of Vertis Inc. (“EMPLOYER”), and EMPLOYER has entered into an agreement for BUYER to provide certain services in connection with the relocation of SELLER, including the purchase of SELLER’s residence as provided herein.

C. SELLER has agreed to sell the property to BUYER and BUYER has agreed to purchase the property from SELLER upon the terms and conditions set forth herein.

II. TERMS AND CONDITIONS

In consideration of the mutual covenants and promises herein contained, the parties, intending to be legally bound, agree, represent and warrant as follows:

1. Covenant to Sell. BUYER agrees to purchase and SELLER agrees to sell good and marketable title (and such as will be insurable by any responsible title insurance company at regular rates) to the real estate located at the address indicated in paragraph I.A. above, as more fully described in Appendix A (which may be modified to correct any non-material inaccuracies in the legal description that are determined by an accurate survey), together with the following (all of which hereinafter are referred to collectively as “the property”):

1.1 SELLER’s personal residence and all buildings and other improvements situated upon the real estate;

1.2 All of the rights and appurtenances pertaining to the real estate, including any right, title and interest of SELLER in and to adjacent easements, streets, roads, alleys and rights-of-way; and

1.3 All included terms referred to in paragraph 3 below.

2. Purchase Price. BUYER will pay to SELLER for the property the total sum of Eight Hundred Fifty One Thousand Five Hundred ($ 851500.00) Dollars (“Purchase Price”). This Purchase Price is based on the relocation policy of EMPLOYER. The Purchase Price shall be adjusted as provided in paragraph 5 below and the adjusted amount shall be paid to SELLER at the time and in the manner provided below.

3. Fixtures and Personal Property Included or Excluded From Sale. The sale shall include all personal property and fixtures permanently installed in the property, and all such property which was considered to be part of the property, including, but not limited to (strike if not applicable): plumbing, heating and lighting fixtures (including chandeliers, ceiling fans and shades); ranges, refrigerators and built-in microwave ovens; wall-to-wall carpeting; water treatment systems; pool and spa equipment; air conditioning units; garage door openers and transmitters; window treatments and rods; television antennas and satellite dishes; awnings, storm doors and windows, and window screens; shrubbery, plantings and unpotted trees; any remaining heating fuels stored in built-in appliances; central vacuum systems and equipment; as well as the following items specifically included: ___________N/A___________________________________________

The following items are not included in the sale and shall be removed from the Premises by the SELLER prior to delivering possession to the BUYER: _____________________N/A_________________________________

4. Possession. SELLER will vacate and deliver possession of the property to BUYER provided that BUYER, its authorized agents, brokers, employees, appraisers, surveyors, engineers, architects and other designated individuals may enter upon the property at reasonable times and with notice to SELLER prior to delivery of possession for purposes of inspecting the property and conducting environmental or other testing and examinations, and for purposes of showing the property to prospective purchasers. The date on which possession of the property is delivered to BUYER, (or, if later, the date of this Agreement), shall be the “Possession Date” for purposes of the Agreement. The Possession Date shall be determined by mutual agreement of BUYER and SELLER.

4.1 Until the Possession Date, SELLER will be responsible for all maintenance, repairs and replacements, mortgage payments (principal, interest and escrow), taxes, insurance, utilities and all other costs associated with the ownership and operation of the property.

4.2 On the Possession Date, SELLER will deliver possession of the property in the same physical condition as existed on the date SELLER signed this contract, that is broom clean, with all included items referred to in paragraph 3 above in good working order, together with all keys, garage door openers, security and entry codes and all other means of entering and securing the property.

4.3 SELLER will arrange for the transfer of all utilities into the name of BUYER or its nominee and may cancel its insurance coverage on the property as of the Possession Date.

4.4 SELLER will assign to BUYER all of its right, title and interest in and to any leases and security deposits affecting the property if such leases are approved and assumed by BUYER in writing and can be terminated by BUYER on not more than thirty (30) days notice to the tenant. In the event of assignment and assumption by BUYER, BUYER shall be responsible for all obligations under such leases accruing and arising on or after the Possession Date or, if later; the effective date of the written assignment. SELLER shall not enter into any new leases, written extensions of existing leases, if any, or additional leases for the property without the expressed written consent of BUYER.

4.5 BUYER will assume all benefits and burdens of ownership of the property from and after the Possession Date until sale and transfer of title.

5. Adjustments to Purchase Price. The amount to be paid by BUYER to SELLER hereunder (“SELLER’s Equity”) shall be the Purchase Price provided for in paragraph 2 above, subject to reductions and adjustments as of the Possession Date, in the manner which is customary in the jurisdiction which the property is located, as follows:

5.1. Loans. The unpaid balance of principal and interest due on all loans applicable to the property, including, but not limited to, all mortgages, home equity loans, home improvement loans and equity “bridge” loans.

5.2. Real Estate Taxes. All county, local and school, real estate, and any other taxes applicable to the property, together with any special assessments which have been levied or approved for levy.

5.3. Liens and Fees. All monetary liens, judgments, unpaid dues or assessments owing to any homeowners’ association or similar body, fees, maintenance, capital improvement or similar charges applicable to the property.

5.4. Pest Control Costs. The estimated cost of termite or pest control treatment.

5.5. Repairs.   Seller will complete repairs as agreed upon with buyer

5.6 Fuel. Utility and fuel charges.

5.7. Rent. Rent, rent deposits, security deposits or pre-paid rent under any leases assigned to and assumed by BUYER.

5.8. Other Proration Items.

If any amount to be prorated is not ascertainable as of the Possession Date, the adjustment thereof shall be based on the most recent ascertainable amount or reasonable estimates thereof, and shall be subject to subsequent adjustment. BUYER and SELLER each agree to promptly pay any amounts determined to be due as a result of such subsequent adjustments including over-payments. The provisions of this paragraph shall apply regardless of the reason for the adjustment whether or not, the original calculation contained errors caused by SELLER, BUYER or others.

6. Payment of SELLER’s Equity Amount. The SELLER’s Equity shall be paid within ten (10) business days after SELLER has complied with all requirements of this Agreement, including the following:

6.1 BUYER has received from SELLER and dated a fully executed original, facsimile transmission and/or scanned email copy of this Agreement.

6.2 BUYER has received a title report and commitment satisfactory to BUYER and its attorneys.

6.3 BUYER has received all other documents and information which SELLER is required to provide.

6.4 All of the conditions precedent set forth in paragraph 10 below have been satisfied and upon satisfaction of all contingencies in this Agreement.

7. Mortgages. BUYER agrees to purchase the property subject to any existing mortgages disclosed on Appendix A and deducted in determining SELLER’s Equity (“Disclosed Mortgages”). Upon sale of the property by BUYER to a third party buyer, BUYER must either satisfy any Disclosed Mortgages on or prior to the closing date of such sale or obtain the unconditional release of any and all liability of SELLER and EMPLOYER with respect to such Disclosed Mortgages. BUYER may pay off and satisfy the Disclosed Mortgage(s) on the property on or after the Possession Date, or it may continue to maintain the Disclosed Mortgage(s) and make all payments due until the Disclosed Mortgages are paid off and satisfied, provided that if SELLER so requests in writing, BUYER, with EMPLOYER’s agreement will pay off any Veterans Administration mortgage in order to enable SELLER to retain its Veterans Administration mortgage eligibility, provided that SELLER refunds any portion of BUYER’s offer attributable to the assumability of the Veterans Administration mortgage. When BUYER pays off any Disclosed Mortgage, SELLER shall be responsible for obtaining from the mortgage lender any deposit or escrow fund held by the lender for real estate taxes, insurance or other items, but if the BUYER continues to maintain the mortgage after the Possession Date, SELLER will receive credit for any escrow funds, will assign its right to receive such amounts to BUYER and will otherwise cooperate in having any such amounts paid to BUYER when the Disclosed Mortgage is paid off including, if necessary, SELLER’S authorization of the BUYER to endorse any checks in your name for money properly due the BUYER.   In the event that the said loans are not paid off prior to June 1, 2008, BUYER agrees to pay said loans at that time.

8. Warranties and Representations of SELLER. As an inducement to BUYER to enter into this agreement, SELLER represents, warrants and guarantees to BUYER that the statements contained in this paragraph are true, correct and complete:

8.1. Authority. SELLER is an individual who holds lawful title to the property, the property is not subject to any options to purchase, rights of first refusal, written or oral agreements of sale or other commitments or obligations of purchase and SELLER has the full power and authority to transfer the property to BUYER. This agreement and the sale of the property hereunder are not subject to the approval of any party (other than any lender of a Disclosed Mortgage).

8.2. Good and Marketable Title to Property. SELLER warrants that the warranty deed to be issued by SELLER will vest good and marketable title to the property, in fee simple, (and such as will be insurable by any responsible title company at regular rates) free and clear of all liens, encumbrances, bankruptcies, judgments, mortgages, security interests, title retention agreements, restrictions, conditions, charges, equities and claims and any other encumbrances affecting the property whether or not they are of record, including common walls, fences, driveways and other common areas or facilities shared with a neighbor, encroachments, easements and rights of way, except for any Disclosed Mortgages.

8.3. Outstanding Claims and Disputes. There have been no repairs, additions or improvements made, ordered or contracted to be made to the premises, nor are there any appliances or fixtures attached to said premises which have not been paid for in full, and there are no outstanding or disputed claims for any such work or items.

8.4. Possession. No person or entity other than SELLER is in possession or entitled to possession of the property other than pursuant to any leases assumed by BUYER pursuant to subparagraph 4.4 above.

8.5. No Restrictions on Use. There are no liabilities, causes of action, unpaid taxes, zoning restrictions, encumbrances, or other claims or conditions, either pending or threatened, which would affect BUYER or its ability to use the property as a residence and for any related purposes, nor is the present use of the property subject to the approval of any party.

8.6. Purchase Money Obligations. There are no purchase money obligations being created in this transfer.

8.7. Accessibility of Utilities, Etc. All water, public sewage or septic systems for sanitary sewage, storm sewers, electricity, gas service and any and all public utilities are available on the property. The property is served by a community sewage system, or if no community sewage system is available, all necessary permits, approvals, etc. for the operation of the septic system or other private sewage system on the property have been obtained. If there is a well, the water supply to the property is both potable and ample under local standards. There has been no work done, or notice received that work is to be done, by any governmental body or authority or at its direction, in connection with the installation of sewer lines or water lines, or for improvements such as paving or repairing of streets, curbs or sidewalks or similar improvements.

8.8. Condemnation. SELLER has received no written or official notice and has no knowledge of any condemnation, eminent domain, abatement or any other legal or equitable proceeding against the whole or any part of the property.

8.9. Improvements. There are no known material defects in the physical condition or structure of the property, all operational components and systems are in good working order, and the property is not infested with termites or other pests to the best of Seller’s knowledge. The basement, crawl space and any similar lower level of the property is not subject to water penetration. All improvements on the property conform to and comply with all applicable codes, laws and ordinances. SELLER has received no notice from any governmental agencies or authorities and has no knowledge of any violations concerning the condition and/or use of the property which have not been corrected by SELLER.

8.10. Zoning and Other Ordinances. The property is zoned “RESIDENTIAL” in accordance with the applicable effective zoning ordinance which permits the use of the property as a single-family residence and related activities. SELLER has not received any notice and has no knowledge of any violations of any zoning, housing, building, safety or fire ordinances or regulations and all zoning permits or variances, building permits, setback agreements, and all other similar documents required for the property and the improvements thereon have been obtained.

8.11. Certificate of Occupancy. A certificate permitting occupancy of the property may be required by the municipality and/or governmental authority. If a certificate is required, SELLER shall, at SELLER’s expense and within ten (10) days of the execution of this agreement, order the certificate for delivery to BUYER on the Possession Date.

8.12. Litigation; Compliance with Law. There is no litigation, proceeding, investigation or claim pending or threatened, including, but not limited to, any bankruptcy or foreclosure proceedings, which would affect: (a) the property; (b) SELLER’s title to the property; (c) the financial condition of SELLER; or (d) SELLER’s ability to perform this agreement, and SELLER has no reasonable grounds to know of any basis for any such litigation, proceeding, investigation or claim.

8.13. Marital Status. SELLER(s), if husband and wife, have never been divorced from each other; are not separated from each other and no divorce proceedings are pending. If the SELLER acquired title alone, he/she has not been married since the date of acquiring title. If SELLER (or either or them) were previously divorced, no support payments are due and owing under the terms of any existing marital settlement agreement and the divorce proceedings filed of No __NA____ in the ___NA__________________ and the decree dated ____NA______________ disposed of all marital property, equitable distribution, alimony, child support and any other matters of a marital nature involving the SELLER(s). Any details will be kept confidential and used only as necessary to complete the sale of the property.

8.14. No Default. SELLER is not in default under any mortgage, land contract, deed or any other financing instrument encumbering the property, and from the date hereof through the Possession Date SELLER shall make all payments required to be made under such obligations in the manner and at the times provided thereunder and shall perform all of his other obligations thereunder as mortgagor, vendee or otherwise as the case may be.

8.15. Boundaries. The structures and improvements are within the boundaries of the property, and there is no dispute with adjoining property owners as to the location of boundary lot lines.

8.16. Hazardous Substances. The property does not contain asbestos, lead paint, radon gas or urea formaldehyde foam insulation, any mold , any allergen nor any other hazardous or toxic materials or gas. If it is discovered that the property does contain any such substances, SELLER will indemnify, defend and hold harmless BUYER (and its officers, directors, members, employees and affiliates) from any and all costs which any of them may incur and any and all liabilities, obligations, debts, causes of action, lawsuits or other claims, whether asserted directly against BUYER or as a successor to SELLER or any present or prior owner in the chain of title to the property (including reasonable attorney’s fees and expenses incurred in the defense thereof) arising out of or resulting from the presence of such substances and the cost of removal or remediation thereof.

8.17. Flood Plain of Flood Zone. The property is not located within a so-called “flood plain area” or flood zone, and surface storm waters drain from the property in such manner as is permissible by government agencies having jurisdiction.

8.18. Insurability. The property is insurable at standard rates for normal hazards of fire, extended coverage and liability.

8.19. Disclosures. All material information regarding the property, including, but not limited to, its physical condition and legal title, any known pest infestation or presence of radon gas, lead-based paint or other hazardous substances, has been disclosed by SELLER or its agents to BUYER in this agreement or in an addendum attached hereto. SELLER will pay any costs, damages or expenses incurred by BUYER as the result of any failure of SELLER or its agents to disclose such material information, and BUYER reserves the right to terminate this agreement without further liability to SELLER in the event of any failure to fully disclose any material information regarding the property.

8.20 The warranties and representations of SELLER contained in this document shall be correct and complete in all material respects on and as of the Possession Date with the same force and effect as though such warranties and representations were made on and as of the Possession Date, and SELLER shall deliver to BUYER a certificate dated as of the Possession Date to that effect. Any fact or information which modifies or contradicts any of these representations and warranties must be in writing and attached to this Agreement. If any such statement or disclosure is unacceptable to BUYER, BUYER reserves the right to not countersign this Agreement and not pay the equity until such matter is resolved to the BUYER’S satisfaction.

8.21. Encumbrances. SELLER has not taken any action which would create an additional encumbrance of any kind against the property.

8.22. Mechanics’ Lien. All labors and materials supplied in connection with any repairs, alterations, additions or other work affecting the property have been paid in full and no mechanics’ or similar liens have been or can be filed against SELLER or the property.

9. Title to the Property.

9.1. Conveyance of Title. Within ten (10) days of receipt of Deed Document Package SELLER will execute and deliver to BUYER or its nominee a Power of Attorney, a warranty deed or its equivalent conveying good, clear and marketable title to the property to the BUYER or its nominee. The obligation to execute and deliver the deed will be binding upon SELLER and SELLER’s guardians, heirs, executors, personal representatives or assigns.

9.2. Defects in Title. BUYER will notify SELLER if it discovers any liens, encumbrances, encroachments or other defects in title which arise prior to the Possession Date, would prevent BUYER from re-selling and conveying good and marketable title to the property. SELLER will have thirty (30) days after notice to remove any such defects to the satisfaction of BUYER, any potential third party purchaser or lender, and their respective attorneys, provided that if the title defect can be removed or resolved at an expense of Two Thousand ($2,000) Dollars or less, BUYER may, at its option, remove the title defects and recover the cost of removal from SELLER. If such title defects cannot be removed within  one hundred-twenty (120) days, BUYER may terminate this agreement and SELLER will repay to BUYER any SELLER’s Equity or other amounts received from BUYER hereunder and SELLER will indemnify, defend and hold harmless BUYER (and its officers, directors, members, employees and affiliates) from any and all costs which any of them may incur and any and all liabilities, obligations, debts, causes of action, lawsuits or other claims, whether asserted directly against BUYER (and its officers, directors, members, employees and affiliates), including reasonable attorney’s fees and expenses incurred in the defense thereof) arising out of or resulting from this agreement or any agreement entered into by BUYER for the resale of the property.  In the event that the equity is repaid to the BUYER, Buyer will reconvey the property back to the SELLER.

10. Conditions Precedent to BUYER’s Obligations. The obligations of BUYER to consummate this transaction are subject to the satisfactory fulfillment and completion of the following conditions precedent prior to the closing date:

10.1. Good Title to Property. On the Possession Date, SELLER will own and have good and marketable title to the property, in fee simple, (and such as will be insurable by any responsible title company at regular rates) free and clear of all liens, encumbrances, bankruptcies, judgments, mortgages, security interests, title retention agreements, restrictions, conditions, charges, equities and claims, except for Disclosed Mortgages and those encumbrances, rights of way, etc. that do not adversely affect the property. Any and all defects in the title to the property shall have been cured by SELLER. The description of the property set forth in Appendix A is consistent in all respects with the survey and contains all of the property.

10.2. Right to Sell. The property is not subject to any options to purchase, rights of first refusal, written or oral agreements of sale, or other commitments or obligations of purchase and SELLER has the full power and right to execute, deliver and implement this agreement.

10.3. Inspections and Reports. BUYER has had an opportunity to inspect the property and is satisfied with the results and/or reports received from all such inspections, surveys, tests and studies and any remediation or repair required as a result of such inspections, surveys, tests and studies has been completed to the satisfaction of BUYER.

10.4. Warranties and Representations. The warranties and representations of SELLER hereunder shall be true and correct in all material respects on and as of the Possession Date and SELLER shall deliver to BUYER a signed certificate confirming that fact.

10.5. Compliance. SELLER shall have complied with all of its warranties and representations and duly performed in all material respects all of the terms and conditions set forth in this agreement, including the delivery of documents, properties and other materials and instruments required or contemplated by this agreement.

10.6. Default. SELLER shall not be in default under any provisions of this agreement or any related agreements.

10.7. Satisfactory Actions. All actions to be taken by SELLER in connection with the consummation of the transactions contemplated hereby and all agreements, instruments and other documents necessary or appropriate to consummate the transactions contemplated by this agreement and any related agreements have or will be taken or delivered and such actions and documents and all other related legal matters have been approved by counsel for BUYER.

10.8. Insolvency. SELLER has not, on or prior to the Possession Date, become insolvent or filed a voluntary petition in bankruptcy, or a voluntary petition seeking reorganization, had an involuntary petition in bankruptcy filed against it, made an assignment for the benefit of creditors or applied for the appointment of a receiver or trustee of all or a substantial portion of its assets.

10.9. Material Change. There shall not be any facts or circumstances discovered which substantially or adversely affect the property or BUYER’s obligations under this agreement.

10.10 In the event that any of the foregoing conditions precedent are not satisfied, BUYER shall have the option to either (1) waive the same by an appropriate writing delivered to SELLER on or prior to the Possession Date and proceed to consummate the transaction contemplated herein; or (2) declare this agreement null and void, in which case the BUYER shall have no further rights or obligations hereunder and any amounts paid by BUYER to SELLER shall be promptly repaid by SELLER to BUYER.

11. Default. In the event of default by SELLER or BUYER, the following shall determine their respective rights and obligations:

11.1. By SELLER. BUYER, at BUYER’s sole option, may elect to:

11.1.1. Waive any claim for loss of bargain, in which event SELLER agrees to reimburse BUYER for all direct, out-of-pocket costs and expenses incurred by BUYER in connection with the proposed transaction including, but not limited to, the costs of any environmental investigations or remediation, title examination fees and reasonable attorney’s fees and expenses, in which event this agreement shall terminate and be of no further force and effect.

11.1.2. In lieu thereof, BUYER may elect either or both of the following remedies: (a) an action for specific performance; and/or (b) an action at law for damages, including loss of bargain, all consequential damages and all direct out-of-pocket costs and expenses incurred by BUYER, provided, however, that no such election shall be final or exclusive until full satisfaction shall have been received by BUYER.

11.2. By BUYER. SELLER, at SELLER’s sole option, may elect to terminate the agreement and refund to BUYER any SELLER’s Equity or other amounts previously paid to SELLER by BUYER, in which event the agreement shall be of no further force and effect.

12. Residential Lead-Based Paint Hazard Reduction Act Notice Required For Properties Built Before 1978.

_X_ NOT APPLICABLE
___ APPLICABLE — PROPERTY BUILT BEFORE 1978

12.1 SELLER represents that: (check 1 or 2)
___ 1. SELLER has no knowledge concerning the presence of lead-based paint and/or lead-based paint hazards in or about the property.

___ 2. SELLER has knowledge of the presence of lead-based paint and/or lead-based paint hazards in or about the property. (Provide the basis for determining that lead-based paint and/or hazards exist, the location(s), the condition of the painted surfaces, and other available information concerning SELLER’s knowledge of the presence of lead-based paint and/or lead based paint hazards.)

12.2. Records/Reports (check 1 or 2)
___1. SELLER has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in or about the property.

___2. SELLER has provided BUYER with all available records and reports pertaining to lead-based paint hazards in or about the property. (List documents)

12.3 BUYER’s Acknowledgment
___ 1. BUYER has received the pamphlet Protect Your Family From Lead in Your Home and has read the Lead Warning Statement contained in this Agreement (See Environmental Notices).
BUYER’s Initials ______________________ Date _____________________

___ 2. BUYER has reviewed SELLER’s disclosure of known lead-based paint and/or lead-based paint hazards, as identified in paragraph 12.1 and has received the records and reports pertaining to lead-based paint and/or lead-based paint hazards identified in paragraph 12.2.
BUYER’s Initials ______________________ Date _____________________

13. No Brokerage Commission. SELLER represents and warrants that any listing agreement covering the property has an exclusion clause that provides that no commission is payable to any broker as a result of the sale of the property by SELLER to BUYER. SELLER shall indemnify, defend and hold harmless BUYER from any claim for a brokerage commission.

14. SELLER’s Acceptance. This agreement shall not be binding upon BUYER unless BUYER shall have received (1) one original or copy hereof executed and acknowledged by SELLER on or before the expiration date specified in BUYER’s offer letter to SELLER and BUYER shall have executed and dated the originals. If the agreement has been modified or is otherwise not acceptable to BUYER, BUYER may terminate this agreement and shall have no further obligations to SELLER hereunder.

15. Survival of Warranties and Representations. The warranties, representations, terms and conditions of this agreement shall not merge into the deed and all of the warranties and representations contained herein shall survive the closing of this transaction.

16. Governing Law. This agreement and the transactions contemplated herein shall be governed and construed in accordance with the laws of the state in which the property is located.

17. Rights of Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives. This agreement may not be assigned by either party without the prior written consent of the other party.

18. Tender and Notices. Formal tender of deed and purchase price are hereby waived by the parties. All notices, tenders, demands or other communications delivered or tendered under this agreement shall be in writing and shall be sufficient if sent by registered or certified mail with return receipt requested or by a recognized courier service to the parties at the addresses shown in the first paragraph hereof. Such notice shall be sufficient, whether accepted at the address referred to or not, if tendered at such address during the normal business hours. The addresses may from time to time be changed by either party giving written notice pursuant to the terms of this paragraph.

19. Entire Agreement of Parties/Miscellaneous. This agreement cannot be changed orally and constitutes the entire contract between the parties hereto. Any prior written or oral agreements, letters or other documents shall be considered to have been merged in this agreement and shall be of no further force and effect. This agreement shall not be modified nor changed by any expressed or implied promises, warranties, guaranties, representations or other information unless expressly and specifically set forth in this agreement or an addendum or amendment thereto properly executed by the parties. Failure of any party to insist upon strict performance of this Agreement at any given time will not act as a waiver of default. If there are two or more persons signing this Agreement as SELLER, each signer designates and authorizes the other as his/her agent to receive notices and payments and also give receipts for such payments under this Agreement. This Agreement can not be assigned by the SELLER. This is not a Third Party Agreement meaning the SELLER, BUYER and EMPLOYER are the only parties having any enforceable rights in this Agreement.

20. Paragraph Headings. The headings referring to the contents of paragraphs of this agreement are inserted for convenience and are not to be considered as part of this agreement nor a limitation on the scope of the particular paragraphs to which they refer.

21. FIRPTA Certification. SELLER, and each of them, hereby certify under penalties of perjury that:
a. SELLER, and each of them, are not nonresident alien(s) for purposes of U.S. income taxation. If any SELLER IS a nonresident alien for purposes of U.S. income taxation, please initial the following blank ________________.
b. SELLER’s taxpayer identification (social security) number(s) is (are) ###-##-#### and ###-##-####.
c. SELLER’s home address is 714 Avila Dr., Davidsonville, MD  21035.

SELLER understands that this certification may be disclosed to the Internal Revenue Service by the BUYER and that any false statement you have made here could be punished by fine, imprisonment or both (Section 1445 of the Internal Revenue Code provides that the buyer of U.S. real property interests must withohold tax if the seller is a foreign person. SELLER, and each of them make the foregoing certification to inform the buyer that no withholding is required.)

22. Facsimile Execution. This Agreement may be executed by the facsimile transmission and/or scanned email copy, and/or exchange, of a document or documents signed by the parties to be obligated, which shall be binding upon the transmission thereof. The parties agree to promptly provide one another with originals of any documents thus transmitted, as applicable.

III. EXECUTION

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have read and duly executed this agreement the day and year first above written.

SELLER
/s/ John V. Howard		John V. Howard
/s/ Val M. Howard		Val M. Howard
BUYER
AMERICAN INTERNATIONAL
RELOCATION SOLUTIONS, LLC
	BY:	[unreadable signature]
Duly authorized

LEAD NOTICES: (For Properties built before 1978)

Lead Warning Statement: Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller’s possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

Lead Hazard Disclosure Requirements: In accordance with the Residential Lead-Based Paint Hazard Reduction Act, any seller of property built before 1978 must provide the buyer with an EPA-approved lead hazards information pamphlet titled Protect Your Family From Lead in Your Home and must disclose to the buyer and the seller’s agent the known presence of lead-based paint and/or lead-based paint hazards in or on the property being sold, including the basis used for determining that lead-based paint and/or lead-based paint hazards exist, the location of lead-based paint and/or lead-based paint hazards, and the condition of painted surfaces. Any seller of a pre-1978 structure must also provide the buyer with any records or reports available to the seller pertaining to lead-based paint and/or lead-based paint hazards in or about the property being sold, the common areas, or other residential dwellings in multi-family housing. The Act further requires that before a buyer is obligated to purchase any housing constructed prior to

1978, the seller shall give the buyer 10 days (unless buyer and seller agree in writing to another time period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards. The opportunity to conduct a risk assessment or inspection may be waived by the buyer, in writing. Neither testing nor abatement is required of the seller. Housing built in 1978 or later is not subject to the Act.

APPENDIX A

Description of Property

Street Address:	714 Avila Drive
Davidsonville, MD 21035

Recording Reference: ______________________________ Tax Parcel Numbers: _______________

Legal Description:
See Schedule A

Liens, Encumbrances, Mortgages, Security Interests, Title Retention Agreements Restrictions, Conditions, Charges, Equities and Other Claims on Property:

Citimortgage - #2001708320-3 — first lien with approximate balance as of 12/10/07 at $455,457.78

Sandy Spring Bank — second lien with balance at zero.